UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
April 5, 2010
Date of Report (Date of earliest event reported)
COMMUNITY PARTNERS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

1250 Highway 35 South, Middletown, New Jersey	07748
(Address of principal executive offices)	(Zip Code)
(732) 706-9009
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 5, 2010, A. Richard Abrahamian, 50, was appointed Senior Vice President and Chief Financial Officer of Community Partners Bancorp (the “Company”), succeeding Michael J. Gormley as the Company’s principal financial and accounting officer. Mr. Gormley continues to serve as Executive Vice President and Chief Operating Officer of the Company. Mr. Abrahamian previously served as Vice President, Treasurer and Chief Financial Officer of Center Bancorp, Inc. from March 2008 to January 2010, Vice President and Treasurer of Center Bancorp, Inc. from February 2008 to March 2008, and Senior Vice President and Chief Financial Officer of its banking subsidiary, Union Center National Bank, from February 2008 to January 2010. Prior to that, he was Senior Vice President and Chief Financial Officer of Synergy Financial Group, Inc. from 2005 to February 2008. Prior to his employment at Synergy Financial Group, Inc., Mr. Abrahamian was a Senior Vice President of PNC Bank from 2004 to 2005 and Vice President and Controller of United National Bancorp and a Senior Vice President and Chief Accounting Officer of its banking subsidiary, UnitedTrust Bank, from 1992 until its acquisition by PNC in 2004. Mr. Abrahamian does not have an interest requiring disclosure under Item 404(a) of Regulation S-K.
     On April 9, 2010, Frederick H. Kurtz, a member of the Board of Directors of the Company, notified the Company that he will not stand for re-election at the Company’s 2010 Annual Meeting of Shareholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP
Dated: April 9, 2010	By:	/s/ Michael J. Gormley
Michael J. Gormley
Executive Vice President and Chief Operating Officer